UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2011

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2011, Susan R. McFarland accepted an appointment to become Executive Vice President and Chief Financial Officer of Fannie Mae (formally, the Federal National Mortgage Association), effective July 11, 2011. Ms. McFarland, age 50, will succeed David C. Hisey as Fannie Mae’s principal financial officer. Mr. Hisey, Fannie Mae’s Executive Vice President and Deputy Chief Financial Officer, will continue to serve as Fannie Mae’s principal accounting officer.

Ms. McFarland, who has 25 years of experience in banking and public accounting, has served as Executive Vice President, Finance and Principal Accounting Officer of Capital One Financial Corporation since March 2011. She served as Capital One’s Executive Vice President and Controller from March 2004 to March 2011, and as CFO of various lines of business at Capital One prior to that time.

Ms. McFarland’s annual compensation for 2011 will consist of three principal components: (1) base salary at an annual rate of $600,000; (2) deferred pay, to be paid in four equal quarterly cash installments in 2012 (beginning in March 2012), with a target of $1,533,333, half of which is subject to adjustment upward or downward based on corporate performance in 2011; and (3) a long-term incentive award with a target of $1,066,667. Payment of the first installment of the long-term incentive award is scheduled for early 2012 and will be subject to adjustment upward or downward based on corporate and individual performance in 2011, with payment of the remaining installment scheduled for early 2013 and subject to adjustment based on corporate and individual performance in both 2011 and 2012. Ms. McFarland’s 2011 long-term incentive award will be prorated based on her hire date; her 2011 deferred pay will not be prorated. In addition, Ms. McFarland will receive a $1.7 million sign-on bonus to compensate her for equity grants that she will forfeit upon leaving Capital One. The sign-on bonus will be paid as follows: $900,000 upon her beginning employment with Fannie Mae, $600,000 in the first quarter of 2012, and $200,000 in July of 2012, with each payment subject to repayment if Ms. McFarland leaves Fannie Mae within one year after the payment. Ms. McFarland will also be entitled to up to $100,000 in relocation benefits. As an executive officer, Ms. McFarland will be eligible to participate in Fannie Mae’s Retirement Savings Plan, which is a 401(k) plan that is available to Fannie Mae’s employee population as a whole, as well as other employee benefits available to Fannie Mae’s employee population as a whole, including our medical insurance plans, life insurance program and matching charitable gifts program. She will also be eligible to participate in our voluntary supplemental long-term disability plan, which is available to many of our employees. The Federal Housing Finance Agency has approved the terms of Fannie Mae’s compensation arrangements with Ms. McFarland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

June 22, 2011	By:	/s/ Michael J. Williams

Name: Michael J. Williams
Title: President and Chief Executive Officer